No. MRC-000

This Warrant has not been registered under the Securities Act of 1933, as amended. No sale or disposition may be effected without (i) an effective registration statement related hereto, (ii) an opinion of counsel for the holder, reasonably satisfactory to the Company, that such registration is not required, (iii) receipt of a no-action letter from the Securities and Exchange Commission, or (iv) otherwise complying with the provisions of Paragraph 8 of this Warrant.

Mallon Resources Corporation

WARRANT TO PURCHASE SHARES OF COMMON STOCK

     THIS CERTIFIES THAT, for value received,

***  [name]  ***

is entitled to purchase up to

***  [# of shares]  ***

shares (as adjusted pursuant to Paragraphs 4 and 5 hereof, the "Shares") of the fully paid and nonassessable $0.01 par value per share Common Stock of Mallon Resources Corporation, a Colorado corporation (the "Company"), at the price of $2.50 per share (such price and such other prices as shall result, from time to time, from the adjustments specified in Paragraphs 4 and 5 hereof are herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein,
(a) the term "Common Stock" shall mean the Company's currently authorized $0.01 par value per share Common Stock, and any stock into or for which such Common Stock may hereafter be converted or exchanged, and (b) the term "Other Warrants" shall mean any warrant issued upon transfer or partial exercise of this Warrant.

     1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time beginning June 30, 1995 until the close of business on June 30, 2000. After the close of business on June 30, 2000, this Warrant shall be null, void, and of no further force or effect.

     2.  Method of Exercise; Payment; Issuance of New Warrant.
Subject to Paragraph 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased.

     3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.
During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          a. Reclassification or Merger. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger or consolidation of the Company with or into another corporation (other than a merger or consolidation with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of shares of Common Stock then purchasable under this Warrant. Such new Warrant shall contain such provisions of this Warrant as shall be appropriate in the interest of the holder of this Warrant and shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 4 and in Paragraph 5. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers, consolidations and transfers.

          b. Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

          c. No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 4 and Paragraph 5 and in the taking of all such action as may be necessary or appropriate in order to fulfill the terms hereof.

          d. Notices of Record Date. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to the holder of this Warrant, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          e. Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to this Paragraph 4, the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

     5.  Adjustments for Sales Below Warrant Price.

          a. Excluded Shares. Not withstanding the other provisions of this Paragraph 5, no adjustments to the Warrant Price shall be made with respect to the Company's issuance of (a) shares of Common Stock issued upon conversion of Preferred Stock; or (b) options (and shares of Common Stock issued upon exercise thereof) issued to employees, directors or consultants pursuant to a stock option plan or other arrangement approved by the Board of Directors, including currently outstanding options issued to employees, directors or consultants as the same may be amended upon approval of the Board of Directors and options issued in substitution therefor.

          b. Adjustment to Warrant Price. If, subject to the limitations of subparagraph 5(a), during any calendar year that this Warrant is outstanding the Company shall issue or sell an aggregate number of shares of Common Stock equal to or greater than 5% of the number of shares of Common Stock outstanding at the beginning of such calendar year for a consideration per share less than the Warrant Price in effect immediately prior to such sale or issuance, the Warrant Price shall be reduced to an amount determined by dividing (A) the sum of (i) the number of shares of Common Stock outstanding immediately prior to such sale or issuance multiplied by the Warrant Price, plus (ii) the consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

          c. Convertible or Exchangeable Securities. For purposes of this Paragraph 5, if, subject to the limitations of subparagraph 5(a), the Company issues any securities that by their terms are convertible into or exchangeable for shares of Common Stock or consist of any right or option to purchase or otherwise acquire shares of Common Stock or to purchase any securities that by their terms are convertible into or exchangeable for shares of Common Stock (whether or not such rights are immediately exercisable), then the total maximum number of shares of Common Stock issuable shall (as of the date of the issuance or sale of such convertible or exchangeable securities, rights or options) be deemed to be outstanding and to have been issued for a consideration per share determined as provided in subparagraph 5(d) below. Except as provided below, no further adjustments shall be made pursuant to this subparagraph upon the actual issuance of such shares upon conversion, exchange or exercise of such securities. Upon the expiration of any such securities without conversion, exchange or exercise, or the redemption or repurchase of any such securities, or the conversion of any such securities into or exchange of any such securities for, or exercise of any such securities with respect to, shares of Common Stock, the Warrant Price and the number of shares of Common Stock purchasable upon exercise of this Warrant shall be readjusted to such price and number as would have obtained had the adjustment made upon the issuance of such securities been made upon the basis of the issuance of only the number of such securities as were actually converted into, exchanged for, or exercised with respect to, shares of Common Stock plus the number of such securities that remain outstanding after such expiration, redemption, repurchase, conversion, exchange or exercise. If the purchase price or conversion rate provided for in any such security or the number of shares issuable upon conversion, exchange or exercise of any such security shall change at any time, then, upon such change becoming effective, the Warrant Price and the number of shares of the Common Stock then purchasable upon exercise of this Warrant shall forthwith be readjusted to such price and number as would have obtained had the adjustment made upon the issuance of such securities been made upon the basis of (a) the issuance of only the number of shares of Common Stock theretofore actually delivered upon the conversion, exchange or exercise of such securities, and the total consideration received therefor, and (b) the grant or issuance, at the time of such change, of any such securities then still outstanding for the consideration, if any, received by the Company therefor and the consideration to be received and shares issuable on the basis of such change.

          d. Computation. For the purposes of any computation with respect to the Warrant Price pursuant to this Paragraph 5 respecting consideration received:

               (i) Upon issuance of shares of Common Stock for cash, the consideration received shall be the amount of cash received by the Company therefor; and upon issuance of shares of Common Stock for a consideration in whole or in part other than cash, the amount of the non-cash consideration shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Company, in either case without deduction of any expenses, underwriting commissions, concessions or discounts paid or allowed by the Company in connection therewith; and

               (ii) Upon the issuance of securities convertible into, exchangeable for, or consisting of any right to purchase, shares of Common Stock or any securities that by their terms are convertible into or exchangeable for shares of Common Stock, the aggregate consideration received shall be equal to the consideration received by the Company for any such securities, plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (determined as provided in subparagraph 5(d)(i) above).

          e. Adjustment to Number of Shares. Upon each adjustment in the Warrant Price pursuant to this Paragraph 5, the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

     6. Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Paragraphs 4 or 5 hereof, the Company shall make a certificate signed by its president setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be personally delivered, mailed by registered mail, or delivered by a reputable delivery service that provides confirmation of delivery to the holder of this Warrant.

     7.  Redemption.

          a. Right to Redeem. Subject to the provisions of this Paragraph 7, at any time after either (i) the closing price for the Common Stock as recorded on a national securities exchange, or (ii) the last quoted trade for the Common Stock on the Nasdaq, has for at least 20 out of 30 consecutive trading days been not less than $7.50, the Company may redeem this Warrant. The redemption price (the "Redemption Price") shall be $0.01 per share of Common Stock covered by this Warrant at the time of redemption.

          b. Redemption Procedures. If the Company is to redeem this Warrant, it shall give written notice of such redemption not less than 30 nor more than 60 days prior to the selected Redemption Date. Such notice shall (i) state the Redemption Date, (ii) state the Redemption Price, (iii) state that this Warrant may be exercised for Common Stock until the close of business on the day preceding the Redemption Date, and (iv) request that the holder surrender this Warrant certificate to the Company on or after the Redemption Date at the place designated in such notice. On or after the date fixed in such notice for redemption, the holder of this Warrant shall present and surrender this Warrant certificate at the place designated in said notice and thereupon the Redemption Price of such Warrant shall be paid in cash to, or to the order of, the person whose name appears on this certificate as the owner hereof. From and after the Redemption Date, unless the Company shall default in providing for the payment of the Redemption Price pursuant to such notice, all rights of the holders of this Warrant, except the right to receive the Redemption Price, shall cease and terminate.

          c. Prior Exercise. Notwithstanding the foregoing provisions of this Paragraph 7, to the extent this Warrant has been exercised for Common Stock prior to the Redemption Date, the Company shall not be required to redeem this Warrant and, accordingly, the Redemption Price required to be paid on the Redemption Date following such exercise shall be reduced correspondingly.

     8. Compliance with Securities Act; Disposition of Warrant or Shares of Common Stock.

          a. Compliance with Securities Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of any law, including without limitation, the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act or an exemption from such registration is available, the holder hereof shall confirm in writing, by executing the form attached as Exhibit A hereto, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with legends in substantially the following form:

This Warrant has not been registered under the Securities Act of 1933, as amended. No sale or disposition may be effected without (i) an effective registration statement related hereto, (ii) an opinion of counsel for the holder, reasonably satisfactory to the Company, that such registration is not required, (iii) receipt of a no-action letter from the Securities and Exchange Commission, or (iv) otherwise complying with the provisions of Paragraph 8 of this Warrant.

          b. Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any shares of Common Stock acquired pursuant to the exercise of this Warrant prior to registration of such shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of this Warrant or such shares of Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such shares of Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subparagraph (b) that the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made. Notwithstanding the foregoing, this Warrant or such shares of Common Stock may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing this Warrant or the shares of Common Stock thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the holder, such legend is not required to order to insure compliance with the Act.

     9. Rights as Shareholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders.

     10. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     11. Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered personally or by overnight courier, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at its principal place of business.

     12. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger or consolidation, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights to which the holder hereof shall continue to be entitled after such exercise or conversion in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

     13. Descriptive Headings. The descriptive headings of the several Paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     14. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Colorado.

     Mallon Resources Corporation

Date:  June 30, 1995
     By:  __________________________________
          Authorized Officer


EXHIBIT A


NOTICE OF EXERCISE


To Mallon Resources Corporation:

     1. The undersigned hereby elects to purchase _____ shares of Common Stock of Mallon Resources Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned holder of this Warrant.

     3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.


     _______________________________
     (Signature)

____________________________
(Date)